Exhibit 99.1

Riot Platforms Reports Third Quarter 2024 Financial Results, Current Operational and Financial Highlights

Riot Reports $84.8 million in Total Revenue and Deployed Hash Rate of 28 EH/s

CASTLE ROCK, Colo., October 30, 2024 (GLOBE NEWSWIRE) -- Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, reported financial results for the three-month period ended September 30, 2024. The accompanying presentation materials are available on Riot’s website.

“I’m pleased to announce Riot’s results for the third quarter 2024, the first full quarter past the Bitcoin ‘halving’ event, during which Riot continued to achieve significant growth while maintaining industry-leading low power costs,” said Jason Les, CEO of Riot. “Riot recorded $84.8 million in revenue this quarter, representing a 65% increase over the same quarter in 2023, driven by a 159% year-over-year increase in deployed hash rate to 28 EH/s at the end of the quarter. This significant increase in deployed hash rate allowed us to produce 1,104 Bitcoin this quarter, in-line with our Bitcoin production in the third quarter of 2023, despite the ‘halving’.

“During the quarter, Riot once again demonstrated the benefits of our unique power strategy, achieving an industry-leading average all-in cost of power of 3.1 cents/kWh. Riot’s flexibility to utilize power at our Corsicana Facility when the market price for power in ERCOT is low, coupled with the long-term fixed price PPA at our Rockdale Facility, gives Riot tremendous optionality to optimize our power costs and represents a key competitive advantage for us.

“Riot also ended the quarter having maintained our robust balance sheet strength, with approximately $1.3 billion in cash, restricted cash, marketable equity securities, and 10,427 Bitcoin held. Looking forward, I am incredibly excited about our future path, as our teams continue working to develop and deploy even more power capacity and hash rate across Texas and Kentucky, towards Riot’s next goal of achieving 100 EH/s in self-mining capacity.”

Third Quarter 2024 Financial and Operational Highlights

Key financial and operational highlights for the third quarter include:

●	Total revenue of $84.8 million, as compared to $51.9 million for the same three-month period in 2023. The increase was primarily driven by a $36.3 million increase in Bitcoin Mining revenue.
●	Produced 1,104 Bitcoin during the quarter, in-line with the 1,106 Bitcoin mined during the same three-month period in 2023 and despite the block subsidy ‘halving’ event which occurred in April 2024 and an increase in network difficulty.
●	The average cost to mine Bitcoin, excluding depreciation, was $35,376 in the quarter, as compared to negative ($22,741) per Bitcoin for the same three-month period in 2023. The increase was primarily driven by a 75% decrease in power credits received in Q3 2024 relative to power credits received in Q3 2023, the block subsidy ‘halving’ event, which occurred in April 2024, and a 59% increase in the average global network hash rate as compared to the same three-month period in 2023.
●	Generated $12.4 million in power credits during the quarter, as compared to $49.6 million in power credits generated for the same three-month period in 2023.
●	Bitcoin Mining revenue of $67.5 million for the quarter, as compared to $31.2 million for the same three-month period in 2023, primarily driven by higher average Bitcoin prices and an increase in operational hash rate, partially offset by an increase in network difficulty and the block subsidy ‘halving’ event.
●	Engineering revenue of $12.6 million for the quarter, as compared to $15.5 million for the same three-month period in 2023.

●	Maintained industry-leading financial position, with $590.6 million in working capital, including $355.7 million in cash on hand and $190.1 million in marketable equity securities.
●	Held 10,427 in unencumbered Bitcoin (equating to approximately $660.3 million based on a market price for one Bitcoin on September 30, 2024, of $63,330), all of which were produced by the Company’s self-mining operations, as of September 30, 2024.

Third Quarter 2024 Financial Results

Total revenue for the three-month period ended September 30, 2024 was $84.8 million, and consisted of $67.5 million in Bitcoin Mining revenue and $12.6 million in Engineering revenue. Other revenue, attributable to third-party hosting, totaled $4.8 million.

Bitcoin Mining gross profit, excluding depreciation, for the quarter was $28.4 million (42% Bitcoin Mining margin), as compared to $56.4 million (181% Bitcoin Mining margin) for the same three-month period in 2023. Bitcoin Mining cost of revenue consists primarily of direct production costs of mining operations, including electricity, labor, and insurance, but excluding depreciation and amortization.

Engineering gross loss, excluding depreciation, for the quarter was $(0.9) million, as compared to Engineering gross profit, excluding depreciation, of $2.3 million for the same three-month period in 2023.

Power curtailment credits received totaled approximately $12.4 million for the quarter, as compared to $49.6 million during the same three-month period in 2023.

Selling, general and administrative expenses during the quarter totaled $66.9 million, an increase of $37.9 million relative to the same period in 2023. This increase was driven by increases in stock-based compensation expenses of $13.5 million primarily related to new grants under our long-term incentive program, a $4.2 million increase in advisory expenses related to ongoing M&A activity and increased legal costs of $3.0 million primarily related to ongoing litigation.

Net loss for the quarter was $(154.4) million, or $(0.54) per share, compared to a net loss of $(80.0) million, or $(0.44) per share, for the same period in 2023. The net loss for the quarter included an unrealized loss on marketable equity securities of $38.0 million, non-cash stock-based compensation expense of $30.6 million, and depreciation and amortization of $60.0 million.

Non-GAAP Adjusted EBITDA for the quarter was $(3.6) million, as compared to $(3.1) million for the same three-month period in 2023.

Hash Rate Growth

Riot currently anticipates achieving a total self-mining hash rate capacity of 34.9 EH/s by the end of 2024, a decrease from prior guidance of 36.3 EH/s by the end of the year, primarily driven by slower than planned expansion in the recently acquired Kentucky facilities, which had previously been anticipated to come online this year and which are now expected to come online in 2025.

In addition, Riot now anticipates ending 2025 at 46.7 EH/s, lower than prior guidance of 56.6 EH/s.  This reduction is driven by previous 2025 expansion plans in Kentucky now being pushed out into 2026, and longer than anticipated lead times for the next substation at the Corsicana Facility, which will result in two new buildings coming online in 2025 versus prior expectations for three buildings.

Riot now expects to complete the full development of the Corsicana Facility in 2026 and, alongside expansion plans in the Kentucky Facilities, to achieve a hash rate capacity of 65.7 EH/s by the end of 2026.

ATM Offerings

In August 2024, the Company entered into the August 2024 ATM Offering, under which it could offer and sell up to $750.0 million in shares of the Company’s common stock, replacing the Offering entered into in February 2024.

During the nine months ended September 30, 2024, the Company received net proceeds of approximately $730.8 million ($746.4 million of gross proceeds, net of $15.6 million in commissions and expenses) from the sale of 70,113,816 shares of its common stock at a weighted average fair value of $10.65 per share under its 2024 ATM Offerings and previous 2023 ATM Offering.

Subsequent to September 30, 2024, and through October 28, 2024, the Company received net proceeds of approximately $62.1 million from the sale of 8,106,500 shares of its common stock at a weighted average fair value of $7.81 per share under its August 2024 ATM Offering.

As of October 30, 2024, the Company had 332,325,535 shares of its common stock outstanding.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations, and intentions. The risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of

Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Corsicana site expansion; our expected schedule of new miner deliveries; the impact of weather events on our operations and results; our ability to successfully deploy new miners; potential negative impacts on our results of Bitcoin production due to the variance in our mining pool rewards; megawatt (“MW”) capacity under development; our potential inability to realize the anticipated benefits from immersion cooling; our ability to access sufficient additional capital for future strategic growth initiatives; the possibility that the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; the anticipated impacts of the Bitcoin “halving”; and the impact of COVID-19 on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Investor Contact:

Phil McPherson

IR@Riot.Inc

303-794-2000 ext. 110

Media Contact:

Alexis Brock

303-794-2000 ext. 118

PR@Riot.Inc

Non-U.S. GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a performance measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We exclude impairments and gains or losses on sales or exchanges of Bitcoin from our calculation of Adjusted EBITDA for all periods presented.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiency from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, net income, the most comparable measure under GAAP for Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss)	$(154,362)	$(80,040)	$(27,034)	$(88,914)
Interest (income) expense	(5,175)	(2,318)	(21,132)	(3,331)
Income tax expense (benefit)	32	(157)	65	(5,014)
Depreciation and amortization	60,000	64,569	129,669	190,071
EBITDA	(99,505)	(17,946)	81,568	92,812

Adjustments:
Stock-based compensation expense	30,567	13,519	94,702	14,652
Acquisition-related costs	3,079	—	3,079	—
Change in fair value of derivative asset	24,318	(3,943)	(23,398)	(11,274)
Unrealized loss (gain) on marketable equity securities	38,082	—	13,620	—
Loss (gain) on sale/exchange of equipment	—	5,306	68	5,336
Casualty-related charges (recoveries), net	—	—	(2,487)	1,526
Other (income) expense	(90)	(31)	(131)	(96)
License fees	(24)	(24)	(48)	(48)
Adjusted EBITDA	$(3,573)	$(3,119)	$166,973	$102,908

The Company defines Cost to Mine as the cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cost of power for self-mining operations	$41,864	$22,460	$96,326	$65,513
Other direct cost of revenue for self-mining operations(1)(2), excluding Bitcoin miner depreciation	9,608	1,989	26,970	4,482
Cost of revenue for self-mining operations, excluding Bitcoin miner depreciation	51,472	24,449	123,296	69,995
Less: power curtailment credits(3)	(21,417)	(49,601)	(31,445)	(66,146)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding Bitcoin miner depreciation	39,055	(25,152)	91,851	3,849
Bitcoin miner depreciation	44,303	55,549	93,120	164,457
Cost of revenue for self-mining operations, net of power curtailment credits, including Bitcoin miner depreciation	$83,358	$30,397	$184,971	$168,306

Quantity of Bitcoin mined	1,104	1,106	3,312	4,996
Production value of one Bitcoin mined(4)	$61,133	$28,228	$58,771	$25,818

Cost to mine one Bitcoin, excluding Bitcoin miner depreciation	$35,376	$(22,741)	$27,733	$770
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	57.9%	-80.6%	47.2%	3.0%

Cost to mine one Bitcoin, including Bitcoin miner depreciation	$75,506	$27,484	$55,849	$33,688
Cost to mine one Bitcoin, including Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	123.5%	97.4%	95.0%	130.5%

The Company defines Fully Costed Gross Profit as Revenue less Cost of revenue less Depreciation & Amortization expense as calculated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Riot Platforms, Inc.:	2024	2023	2024	2023
Revenue	$84,786	$51,891	$234,100	$201,866
less Bitcoin Mining Cost of revenue*	(51,472)	(24,449)	(123,296)	(69,995)
less Engineering Cost of revenue*	(13,517)	(13,194)	(27,796)	(46,939)
less Other Cost of revenue*	(7,948)	(26,135)	(22,588)	(73,929)
less Depreciation and amortization expense	(60,000)	(64,569)	(129,669)	(190,071)
Fully Costed Gross Profit	$(48,151)	$(76,456)	$(69,249)	$(179,068)

Bitcoin Mining:	2024	2023	2024	2023
Bitcoin Mining Revenue	$67,491	$31,222	$194,651	$128,987
less Bitcoin Mining Cost of revenue*	(51,475)	(24,449)	(123,296)	(69,995)
less Depreciation and amortization expense of Bitcoin miners	(44,303)	(55,549)	(93,120)	(164,457)
Fully Costed Gross Profit - Bitcoin Mining	$(28,284)	$(48,776)	$(21,765)	$(105,465)

Engineering:	2024	2,023	2024	2023
Engineering Revenue	$12,638	$15,536	$26,940	$50,995
less Engineering Cost of revenue*	(13,517)	(13,194)	(27,796)	(46,939)
less Depreciation and amortization expense	(399)	(583)	(1,240)	(1,455)
Fully Costed Gross Profit – Engineering	$(1,278)	$1,759	$(2,096)	$2,601

The Company defines Gross Profit as Fully Costed Gross Profit (as defined above) plus Power Curtailment Credits plus Depreciation & Amortization expense.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Riot Platforms, Inc.:	2024	2023	2024	2023
Fully Costed Gross Profit	$(48,151)	$(76,456)	$(69,249)	$(179,068)
plus Power Curtailment Credits	12,417	49,601	31,445	66,146
plus Depreciation and amortization	60,000	64,569	129,669	190,071
Gross Profit	$24,266	$37,714	$91,865	$77,149

Bitcoin Mining:
Fully Costed Gross Profit	$(28,284)	$(48,776)	$(21,765)	$(105,465)
plus Power Curtailment Credits	12,417	49,601	31,445	66,146
plus Depreciation and amortization expense of Bitcoin miners	44,303	55,549	93,120	164,457
Gross Profit - Bitcoin Mining	$28,436	$56,374	$102,800	125,138

Engineering:
Fully Costed Gross Profit	$(1,278)	$1,759	$(2,096)	$2,601
plus Depreciation and amortization	399	583	1,240	1,455
Gross Profit - Engineering	$(879)	$2,342	$(856)	$4,056

The Company defines Gross Margin as Gross Profit (as defined above) divided by Revenue.

	Three Months Ended		Nine Months Ended
Riot Platforms, Inc.:	2024	2023	2024	2023
Gross Profit	$24,266	$37,714	$91,865	$77,149
divided by Total Revenue	$84,786	$51,891	$234,100	$201,866
Gross Margin	29%	73%	39%	38%

Bitcoin Mining:
Gross Profit - Bitcoin Mining	$28,436	$56,374	$102,800	$125,138
divided by Bitcoin Mining Revenue	$67,491	$31,222	$194,651	$128,987
Gross Profit - Bitcoin Mining	42%	181%	53%	97%

Engineering:
Gross Profit - Engineering	$(879)	$2,342	$(856)	$4,056
divided by Engineering Revenue	$12,638	$15,536	$26,940	$50,995
Gross Profit – Engineering	-7%	15%	-3%	8%